Sherb & Co., LLP

7900 Glades Road

Suite 540

Boca Raton, FL 33434

Exhibit 16.1

November 9, 2012

Securities and Exchange Commission

450 Fifth Street, NW

Washington DC 20549

Commissioners:

We have read the statements made by Iceweb, Inc., which was filed with the commission, pursuant to Item 4.01 of Form 8-K/A, report dated November 2, 2012. We agree with the statements (a) under Item 4.01 concerning our firm in such Form 8-K/A.

Sincerely,

/s/ Sherb & Co., LLP

Certified Public Accountants